UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2019

DOLLAR TREE, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-25464 (Commission File Number)	26-2018846 (I.R.S. Employer Identification No.)

500 Volvo Parkway Chesapeake, VA 23320 (Address of principal executive offices)	23320 (Zip Code)

(757) 321-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DLTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Form 8-K filed with the Securities and Exchange Commission on December 13, 2019 by Dollar Tree, Inc. (the “Company”), Michael A. Witynski succeeded Duncan Mac Naughton as President of Family Dollar Stores, Inc., effective December 9, 2019.

The Company and Mr. Mac Naughton entered into an Agreement, dated December 22, 2019 (the “Agreement”), which provides, among other things, for Mr. Mac Naughton’s general release of the Company and its subsidiaries from any and all claims and his agreement to comply with certain restrictive covenants regarding non-competition, non-solicitation, non-disparagement, non-disclosure and confidentiality. The Agreement reaffirms the Company’s obligation under a prior agreement for the payment of certain severance benefits to Mr. Mac Naughton, including salary continuation payments for a period of 12 months following separation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DOLLAR TREE, INC.

Date: December 27, 2019	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer